AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement is dated as of ____________________, 1996, by and among NAL FINANCIAL GROUP INC., a Delaware corporation (the "Company") and the undersigned holder of securities of the Company (the "Holder").

                              W I T N E S S E T H:

         WHEREAS, the Holder purchased from the Company certain Subordinated Convertible Debenture Units, which each consisted of a 9% Subordinated Convertible Debenture (the "Debenture(s)") and common stock purchase warrants (the "Warrant(s)");

         WHEREAS, the Holders have received or are entitled to receive certain shares of the Company's Common Stock ("Restricted Stock") upon conversion of the Debentures and the exercise of the Warrants;

         WHEREAS, the Company and the Holder are parties to prior agreements which grant registration rights in connection with the Restricted Stock;

         WHEREAS, based upon existing market conditions, and in order to accomodate the Company's desire to undertake an underwritten public offering of its Common Stock, the parties hereto desire to amend and restate any and all prior agreements concerning the registration of the Restricted Stock under the Securities Act of 1933, as amended.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

         1.       DEFINITIONS.

                  (a) "Agreement" shall mean this Amended and Restated Registration Rights Agreement.

                  (b)  "Company" shall mean NAL Financial Group Inc.

                  (c) "Holder" shall mean the Holder of certain Debentures and Warrants who has received or has the right to receive, shares of the Company's Common Stock upon conversion of the Debentures and/or exercise of the Warrants.

                  (d) "Restricted Stock" shall mean the Common Stock of the Company that has been or may be issued to the Holder upon conversion of the Debentures and/or exercise of the Warrants.

                  (e) "Securities Act" shall meant the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any relevant time.

                  (f) "SEC" shall mean the United States Securities and Exchange Commission.

         Capitalized terms used in this Registration Rights Agreement and not herein defined shall have the same meaning ascribed thereto in the Debentures and the Warrants, as applicable.

         2.       REGISTRATION RIGHTS.

                  (a)  Piggyback Rights.

                           (i)  In the event that the Company files a
registration statement with the SEC for the purpose of registering any of the Company's capital stock for offering to the public on its own behalf, the Company shall include in any such registration statement the shares of Restricted Common Stock reserved for issuance upon conversion of the Debentures and exercise of the Warrants or shares of Restricted Common Stock previously issued (and not yet registered) upon conversion of the Debentures.

                           (ii)  The Company's obligation in subparagraph
2(a)(i) above shall extend only to the inclusion of the shares of Restricted Stock in a registration statement, and not as to the determination of the manner of disposition. Absent the consent of the Underwriter, the Company shall have no obligation to include the shares of Restricted Stock requesting inclusion pursuant to subparagraph 2(a)(i) above in any underwritten offering, to otherwise assure the terms and conditions of distribution, or to obtain a commitment from any underwriter relative to the sale of such shares of Restricted Stock.

                           (iii)  If the underwriter of an underwritten
offering (or, in the case of an offering not being underwritten, the Company) believes in its sole discretion that the inclusion of the Restricted Stock in a registration statement would materially and adversely affect the success of the offering covered by such registration statement or the market for the Company's securities, then, at the election of the Company or such Underwriter, the inclusion of the Restricted Stock in the registration statement may be deferred, or the amount of Restricted Stock to be included in the registration statement may be reduced pro rata (among the Holders of Restricted Stock) to the extent necessary to reduce the amount of Restricted Stock to be covered by such registration statement to the amount recommended by the underwriter or the Company. In the event that there is a deferral of registration or a reduction of the Restricted Stock covered by the registration statement as stated above, then the Restricted Stock not so included in the registration statement shall retain its "Piggyback Rights" until such time as the Restricted Stock is included within a registration statement pursuant to Paragraph 2(b) hereof.

                           (iv)  The Holder acknowledges that the Company may
file a registration statement with the SEC during May 1996 or thereafter, the purpose of which is to register the resale of certain shares of common stock held by certain Holders who have elected not to execute this Agreement, if any, as well as by other common stock holders certain of whom may be officers and directors. The Holder waives any right to participate in this registration and acknowledges that this registration would not involve shares being offered by the Company, thus, the provisions of paragraph 2(a) would be inapplicable.

                  (b) Mandatory Registration.

                           (i)  To the extent that the Holders have shares of
Restricted Stock that have not been included for resale purposes within a registration statement in accordance with the provisions of Paragraph 2(a) above, the Company agrees to file a registration statement with the SEC registering for resale the Restricted Stock no later than 120 days following completion of an underwritten offering of stock on behalf of the Company, however, in no event later than January 31, 1997.

                           (ii) In the event that the Company does not complete
an underwritten offering of stock by September 30, 1996, or is not by September 30, 1996 otherwise involved in the underwriting process in connection with such an anticipated offering, the Company agrees to file a registration statement for the purpose of this paragraph by no later than October 30, 1996.

                           (iii) In any registration statement filed pursuant
to the provisions of subparagraphs 2(b)(i) and (ii) above, the Holder shall agree not to effect the public sale of any shares of Restricted Stock issued or issuable upon exercise of the Warrants for a period of ninety (90) days from the effectiveness thereof.

         3.       INDEMNIFICATION.

                  The Company has agreed to indemnify and hold harmless each Holder from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or are otherwise based upon information furnished to the Company by such Holder or on such Holder's behalf for use therein; provided, however, that the foregoing indemnity agreement with respect to such prospectus shall not inure to the benefit of such Holder from whom the person asserting any such loss, claim, damage or liability purchased the Restricted Stock if it is determined that it was the responsibility of such Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

         4.       REGISTRATION PROCEDURES.

                  If and whenever the Company effects the registration of any of the Restricted Stock pursuant to Paragraph 2 under the Securities Act, the Company will use its best efforts to:

                  (a) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby or as required under the Securities Act.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Subparagraph 3(a) above and as necessary to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period.

                  (c) Furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement.

                  (d) Use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers, or, in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

                  (e) Immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

                  (f) Make available for inspection by each seller, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (g) For purposes of Subparagraphs 3(a) and 3(b) above, the period of distribution of Restricted Stock shall be deemed to extend for nine months (120 days in the case of registration on Form S-3) or such earlier date as (A) in an underwritten public offering, each underwriter has completed the distribution of all securities purchased by it; and (B) in any other registration, all shares of Restricted Stock covered thereby shall have been sold.

                  (h) If the Common Stock of the Company is listed on any securities exchange or automated quotation system, the Company shall list (with the listing application being made at the time of the filing of such registration statement or as soon thereafter as is reasonably practicable) the Restricted Stock covered by such registration statement on such exchange or automated quotation system.

         5.       EXPENSES.

                  (a) For the purposes of this Paragraph 5, the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Paragraphs 2 and 3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (other than the expenses of any special audit as described below), fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock, and all accountable or non-accountable expenses paid to any underwriter in respect of the sale of Restricted Stock.

                  (b) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the registration statement filed pursuant to Paragraphs 2 and 3 of this Agreement. All Selling Expenses in connection with any registration statement filed pursuant to Paragraphs 2 and 3 of this Agreement shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

         6.       OBLIGATIONS OF HOLDER.

                  (a) In connection with each registration hereunder, each selling Holder will furnish to the Company in writing such information with respect to such seller and the securities held by such seller, and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Restricted Stock in the registration statement. Each selling Holder also shall agree to promptly notify the Company of any changes in such information included in the registration statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

                  (b) In connection with each registration pursuant to Paragraphs 2 and 3 of this Agreement, the Holders included therein will not effect sales thereof until notified by the Company of the effectiveness of the registration statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of any period during which the Company is obligated to keep a registration statement current, the Holders included in said registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

         7.       MISCELLANEOUS PROVISIONS.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to that state's conflict of laws provisions.

                  (b) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

                  (d) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

                           (i)      if to the Company, to:

                                    NAL Financial Group Inc.
                                    500 Cypress Creek Road West
                                    Suite 590
                                    Ft. Lauderdale, Florida 33309

                                    Attention:  Robert R. Bartolini

                                    with a copy to:

                                    Stephen M. Cohen, Esquire
                                    Buchanan Ingersoll Professional Corporation
                                    1200 Two Logan Square
                                    18th and Arch Streets
                                    Philadelphia, PA  19103

or, in the case of the Holders, at such address as each such Holder shall have furnished in writing to the Company; or at such other address as any of the parties shall have furnished in writing to the other parties hereto.



                  (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.











                      (This Space Left Blank Intentionally)





                  (f) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings of any kind between the parties with respect to such subject matter, including any and all prior Registration Rights Agreements.

                                           NAL FINANCIAL GROUP INC.

                                           By:______________________________
                                                    Robert R. Bartolini
                                                    Chief Executive Officer

                           HOLDER

                                           By:______________________________